Exhibit 5.1


               [LETTERHEAD OF TROOP MEISINGER STEUBER & PASICH]


                               December 20, 1996





Brilliant Digital Entertainment, Inc.
6355 Topanga Canyon Boulevard, Suite 513
Woodland Hills, CA 91367

Ladies/Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 1,080,000 shares of Common Stock, par value $0.001 per share (the "Shares"), of the Company issuable pursuant to the Company's 1996 Stock Option Plan (the "Plan").

        We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                   Respectfully submitted,

                   /s/ TROOP MEISINGER STEUBER & PASICH, LLP

                   TROOP MEISINGER STEUBER & PASICH, LLP